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Exhibit 10.26A
LICENSE AGREEMENT
THIS LICENSE AGREEMENT, together with the exhibits attached hereto (the “Agreement”), is entered into and effective as of September 18, 2007 (the “Effective Date”), by and among Exela PharmSci, Inc., a Virginia corporation, having a place of business at 11710 Plaza America Drive, Suite 2000, Reston, Virginia 20190 (“LICENSOR”), and Codexis, Inc., a Delaware corporation, having a place of business at 200 Penobscot Drive, Redwood City, California 94063 (“LICENSEE”). LICENSOR and LICENSEE may each be referred to herein individually as a “Party” or collectively as the “Parties.”
1. BACKGROUND
1.1    LICENSOR owns or has the right to grant rights and licenses under Licensed Technology, as defined in Article 2.
1.2    LICENSEE desires to obtain from LICENSOR, and LICENSOR is willing to grant to LICENSEE, a certain exclusive right and license under such Licensed Technology, under the terms and conditions herein.
1.3    LICENSOR and LICENSEE desire to cooperate in the development of a product covered by such Licensed Technology.
2.    DEFINITIONS
2.1    “Affiliate” shall mean, with respect to either Party, any business entity controlling, controlled by, or under common control with such Party. For the purpose of this Section 2.1 only, “control” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether through the ownership of voting securities, by contract or otherwise, or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities or other ownership interest of a business entity; provided that, if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests.
2.2    “ANDA” means an Abbreviated New Drug Application or a 505(b)(2) application.
2.3    “Compound” shall mean 1-[5-[(aminoiminomethyl)arnino]-1-oxo-2-[[(1,2,3,4- tetrahydro-3-methyl-8-quinolinyl)sulfonyl]amino]pentyl]-4-methyl-2-piperidinecarboxylic acid, monohydrate, commonly known as argatroban. Compound is also referred to as “API”.
2.4    “Confidential Information” shall mean any information of a confidential and proprietary nature disclosed by a Party to the other Party in written form marked “confidential,” or in oral form if summarized in a writing marked “confidential” and delivered to the receiving Party within thirty (30) days after such oral disclosure.

2.5    “Exhibit Batches” means the manufacturing batches of Licensed Product required by FDA in order to file an ANDA for such Licensed Product.
2.6    “First Commercial Sale” means the initial transfer by LICENSEE, its Affiliates or its sublicensee of a Licensed Product or API, as the case may be, to a Third Party, in the Territory, in exchange for cash or some equivalent consideration to which value can be assigned for the purpose of determining Net Sales.
2.7    “Fully Burdened Manufacturing Cost” shall have the meaning set forth in Exhibit A.
2.8    “GAAP” means U.S. generally accepted accounting principles, consistently applied, as in effect from time to time.
2.9    “Governmental Authority” means any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body.
2.10    “Improvement” means and any and all discoveries, inventions, contributions, methods, findings, or improvements, whether or not patentable, and all related know-how, conceived and/or reduced to practice during the term of this Agreement relating to Licensed Product.
2.11    “Licensed Know-How” means technology, information, expertise, know-how, and/or trade secrets owned or otherwise controlled by LICENSOR relating to the manufacture and/or use of Licensed Product that is not within the Licensed Patent Rights but is necessary or useful for making or using Licensed Product, including without limitation the formulation for the Compound and any Improvement owned or otherwise controlled by LICENSOR during the term of this Agreement.
2.12    “Licensed Patent Rights” means (a) those patent applications and patents (i) set forth in Exhibit B or (ii) relating to any Improvement owned or otherwise controlled by LICENSOR during the term of this Agreement; (b) divisions, continuations, continuations-in part and substitute applications of any patent applications described in (a); (c) patents which may issue from any patent applications described in (a) or (b); and (d) reissues, reexaminations and extensions of patents described in (a) or (c).
2.13    “Licensed Product” means any product that, in the course of manufacture, use, or sale would (a) in the absence of this license, infringe one or more claims within the Licensed Patent Rights that has not been held invalid or unenforceable by a court of competent jurisdiction from which no appeal can be taken; or (b) involve the use of Licensed Know-How.
2.14    “Licensed Technology” shall mean the Licensed Know-How and the Licensed Patent Rights.
2.15    “Milestone Payments” shall mean any and all upfront license fees and/or development payments (e.g., milestone payments) received by LICENSEE or its Affiliates from a

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Third Party pursuant to the terms and conditions of any sublicense under the Licensed Technology. For purposes of clarification, “Milestone Payments” shall not include any Sublicense Revenue.
2.16    “Net Sales” means the gross amounts invoiced by LICENSEE or its Affiliates for sales of Licensed Product or API, as the case may be, to Third Parties in the Territory less the following deductions to the extent that such deductions (a) are not reimbursed, refunded, credited, or offset, either in cash or in kind, (b) are determined in accordance with GAAP, (c) have not already been deducted from the amount invoiced, and (d) except with respect to (vi) below, are amounts actually paid, allowed or granted: (i) volume or quantity discounts; (ii) sales, excise, turnover, value added taxes (VAT), and other taxes related to sale of Licensed Product or API, as the case may be, (iii) credits or allowances for damaged Licensed Product or API, as the case may be, returns or rejections of Licensed Product or API, as the case may be, price adjustments, and billing errors; (iv) any write-offs for bad debt directly relating to sales of Licensed Product or API, as the case may be; (v) transportation and insurance charges; and (vi) for sales of Licensed Product comprising finished pharmaceutical products only, up to three percent (3%) as a contribution towards selling, administrative and other similar expenses of LICENSEE or its Affiliates.
2.17    “Profit” means (a) for sales of Licensed Product by LICENSEE or its Affiliate, an amount equal to Net Sales minus Fully Burdened Manufacturing Cost for Licensed Products corresponding to such Net Sales; and/or (b) for sales of API by LICENSEE or its Affiliate, an amount equal to Net Sales minus Fully Burdened Manufacturing Cost for API corresponding to such Net Sales, and/or (c) for the grant of sublicense rights under the Licensed Patent Rights or the Licensed Technology, an amount equal to the Sublicense Revenue; and/or (d) any cash or some equivalent consideration to which value can be assigned received from any Third Party, directly or indirectly related to the Licensed Product (including the use of Licensed Technology), by reason of settlement of a patent suit or some other claim, whether or not the Licensed Product is commercialized, whereby said payments or benefits were not offered or provided to LICENSEE prior to the Effective Date. Notwithstanding anything to the contrary, in the event that Fully Burdened Manufacturing Cost exceeds the Net Sales for a given sale of Licensed Product or API, as the case may be, the Profit for purposes of Section 2.17(a) or Section 2.17(b), as the case may be, for such sale shall be deemed to be zero; provided that the difference between the Fully Burdened Manufacturing Cost and the Net Sales for such sale shall be carried forward in the determination of the Profit for subsequent sales of Licensed Product or API, as the case may be.
2.18    “Regulatory Authority” means any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body whose approval is necessary to develop, manufacture, import, use, and/or market the Licensed Product in the relevant country of the Territory.
2.19    “Regulatory Filing” means an ANDA, and any foreign counterparts thereof, and any other filings required by a Regulatory Authority required for the marketing of a Licensed Product in the relevant country of the Territory.
2.20    “Sublicense Revenue” means any and all royalties (including any profit split) for the commercialization of any Licensed Product received and fully earned by LICENSEE or its Affiliates from a Third Party in consideration for a grant by LICENSEE or its Affiliates of a

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sublicense under the Licensed Technology. For purposes of clarification and not limitation, “Sublicense Revenue” shall not include any (a) cash payments received by LICENSEE or its Affiliates in exchange for performing research with respect to the Licensed Technology, or (b) cash or other consideration received by LICENSEE or its Affiliates from a Third Party in exchange for the equity securities of LICENSEE or its Affiliates, or (c) any Milestone Payments.
2.21    “Territory” means worldwide.
2.22    “Third Party” means any party other than LICENSOR, LICENSEE, or an Affiliate of either LICENSOR or LICENSEE.
3.    GRANT
3.1    License Grant. LICENSOR grants to LICENSEE an exclusive right and license, including the right to grant sublicense rights, under Licensed Technology to make, have made, use, offer to sell, sell, and import Licensed Products in the Territory.
3.2    Reservation of Rights. Notwithstanding anything to the contrary, LICENSOR retains the right to use the Licensed Technology for internal research purposes for the benefit of LICENSEE. For purposes of clarification, any Improvement discovered by LICENSOR as a result of such research shall included in the Licensed Technology and subject to the license grant set forth in Section 3.1.
3.3    No Other Rights. Except as expressly provided in this Agreement, no right, title, or interest is granted by LICENSOR to LICENSEE in, to, or under the Licensed Technology, and no right, title, or interest is granted by LICENSEE to LICENSOR in, to, or under any intellectual property rights owned or otherwise controlled by LICENSEE.
4.    COMPLIANCE WITH LAWS AND REGULATIONS
4.1    Each Party agrees to comply with all applicable governmental laws and regulations related to the making, using, and/or selling of Licensed Products in the Territory.
5.    DEVELOPMENT
5.1    Efforts of LICENSEE.
5.1.1    LICENSEE shall use commercially reasonable efforts to (a) develop and commercialize Licensed Products in the United States, at LICENSEE’s cost and expense, including without limitation causing an ANDA to be filed on LICENSEE’s behalf with respect to a Licensed Product, or (b) sublicense the Licensed Technology to a Third Party, such Third Party to be reasonably acceptable to LICENSOR, to develop and commercialize Licensed Products in the United States. The Parties agree that time is of the essence. In the event that LICENSEE determines, in LICENSEE’s sole discretion, to grant a sublicense under the Licensed Technology, (i) LICENSEE shall provide LICENSOR an opportunity to review and comment upon the terms and conditions of such sublicense, and (ii) such sublicense shall require the sublicensee to file an ANDA with respect

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to a Licensed Product. For purposes of clarification, as between the Parties, LICENSEE shall own all Regulatory Filings.
5.1.2    In the event that (a) within [***] after the date on which an ANDA is filed in the United States with respect to a Licensed Product, LICENSEE or a sublicensee has not made a Regulatory Filing with respect to such Licensed Product in a particular country outside the United States and (b) LICENSOR identifies a Third Party that is willing to make such a Regulatory Filing in such country, then LICENSOR shall provide written notice thereof to LICENSEE, such notice to specify the particular country in which such Third Party intends to make such Regulatory Filing. If LICENSEE or a sublicensee has not made a Regulatory Filing in the country identified in such notice within [***] ([***]) days after receipt of such notice, then the rights and license granted hereunder with respect to such country only shall revert to LICENSOR.
5.2    Responsibilities of LICENSOR. LICENSOR shall (a) transfer to LICENSEE or its designee any and all documentation, information, and materials, including without limitation Licensed Technology, that are necessary or useful for the manufacture of Licensed Products, including without limitation the formulation set forth in Exhibit C, (b) provide reasonable support as required by LICENSEE or its designee in developing Licensed Products, including without limitation testing, method development/validation, stability, formulation improvements or other modifications, (c) provide to LICENSEE or its designee, at LICENSEE’s expense, reasonable cooperation as LICENSEE or its designee may request in order to enable manufacture of Licensed Products, including without limitation the formulation set forth in Exhibit C, such assistance to include, without limitation, training personnel of LICENSEE or its designee in relevant processes and test procedures, and (d) upon the written request of LICENSEE, file an ANDA on LICENSEE’s behalf (and at LICENSEE’s expense) with respect to a Licensed Product. In addition, in the event that the practice of the license granted by LICENSOR to LICENSEE under Section 3.1 is found by a court of competent jurisdiction to infringe any intellectual property rights of any Third Party, LICENSOR shall use its best efforts, at LICENSOR’s sole cost and expense, to develop a non-infringing formulation for Compound and will license such formulation to LICENSEE under terms contained herein.
6.    PAYMENTS, REPORTS AND RECORDS
6.1    In consideration of the rights and license granted herein, LICENSEE, in accordance with the information provided pursuant to Section 6.3, shall make the following payments to LICENSOR:
6.1.1    Milestone Payments. LICENSEE shall pay to LICENSOR an amount equal to (a) [***] percent ([***]%) of the first [***] Dollars ($[***]) in Milestone Payments received and fully earned by LICENSEE, and (b) [***] percent ([***]%) of Milestone Payments received and fully earned by LICENSEE in excess of [***] Dollars ($[***]).
6.1.2    Profit Share.

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(a)    If LICENSEE funds the manufacture of the Exhibit Batches, LICENSEE shall pay to LICENSOR an amount equal to [***] percent ([***]%) of Profits of Licensed Products in the Territory that are received and fully earned by LICENSEE; or
(b)    If LICENSEE does not fund the manufacture of the Exhibit Batches, LICENSEE shall pay to LICENSOR an amount equal to [***] percent ([***]%) of Profits of Licensed Products in the Territory that are received and fully earned by LICENSEE.
6.2    Notwithstanding anything to the contrary, in the event that average Fully Burdened Manufacturing Cost for all Licensed Products manufactured during any calendar quarter exceeds the average Net Sales for such Licensed Products in any [***] ([***]) consecutive calendar quarters, LICENSEE shall have the right to suspend sales of Licensed Product upon written notice to LICENSOR at least [***] ([***]) days prior to suspension of sales. For purposes of clarification, any such suspension shall not constitute a material breach of this agreement by LICENSEE; provided, however, that for a period of [***] ([***]) days following the receipt of such notice to suspend sales, LICENSOR shall have the right, but not the obligation, upon [***] ([***]) days written notice to terminate the rights and license granted hereunder; provided further that in such event, LICENSOR shall pay to LICENSEE [***] percent ([***]%) of any and all cash or some equivalent consideration to which value can be assigned received by LICENSOR for the manufacture, use, offer for sale, sale or importation of any Licensed Product.
6.3    Reports.
6.3.1    LICENSEE shall notify LICENSOR promptly, in writing, of the date of the First Commercial Sale. Within [***] ([***]) days after the date of the First Commercial Sale by LICENSEE or an Affiliate of LICENSEE (but not a sublicensee of LICENSEE, if any), LICENSEE shall deliver to LICENSOR a report setting forth in reasonable detail the average Fully Burdened Manufacturing Cost for Licensed Products and/or API incurred by LICENSEE and/or an Affiliate during the [***] ([***]) days preceding the First Commercial Sale. Within [***] ([***]) days after the end of every calendar quarter thereafter, LICENSEE shall deliver to LICENSOR a report setting forth in reasonable detail the average Fully Burdened Manufacturing Cost for Licensed Products and/or API incurred by LICENSEE and/or an Affiliate of LICENSEE (but not a sublicensee of LICENSEE, if any), its designee during the calendar quarter so ended. Such reported Fully Burdened Manufacturing Cost shall serve as the basis for the calculation of the payments owed pursuant to Section 6.1.26.1.1 in the calendar quarter immediately following the reported period.
6.3.2    LICENSEE shall notify LICENSOR promptly, in writing, upon the grant of any sublicense to a Third Party under the Licensed Technology. Beginning with the date of grant of each such sublicense, LICENSEE, within [***] ([***]) days after the end of each calendar quarter, shall provide a statement of Sublicense Revenue for such sublicense during the calendar quarter so ended.
6.4    Beginning with the end of the calendar quarter containing the earlier of the date of (a) First Commercial Sale and (b) the grant of a sublicense to a Third Party under the Licensed Technology, (i) payments from LICENSEE under Section 6.1.2 shall be paid to LICENSOR within [***] ([***]) days after the close of each subsequent calendar quarter, and (ii) payments from

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LICENSEE under Section 6.1.1 shall be paid to LICENSOR within [***] ([***]) days after such payments are received and fully earned by LICENSEE.
6.5    LICENSEE shall provide with each payment in accordance with Section 6.4, a statement of Profits and Milestone Payments. All reports provided to LICENSOR by LICENSEE pursuant to this Article 6 shall be deemed to be Confidential Information of LICENSEE.
6.6    LICENSEE shall keep complete, true, and accurate books of account and records for the purpose of showing LICENSEE’s calculations of all amounts payable to LICENSOR under this Agreement. Such books and records shall be kept at LICENSEE’s principal place of business for at least three (3) years following the end of the calendar year to which they pertain and, at LICENSOR’s written request, shall be open at all reasonable times, but not more frequently than twice in any calendar year, for inspection by an independent certified public accountant, at LICENSOR’s expense, for the purpose of verifying LICENSEE’s payment statements under this Article 6, such written request to be delivered to LICENSEE not less than ten (10) days prior to any such inspection. Such independent certified public accountant shall be reasonably acceptable to LICENSEE and shall be bound by obligations of confidentiality and non-use no less restrictive than as set forth with respect to Confidential Information in Article 7.
7.    CONFIDENTIALITY
7.1    In General. The Parties have provided to each other prior to the Effective Date, and in connection with this Agreement may in the future provide to each other, Confidential Information, including but not limited to each Party’s know-how, invention disclosures, patent applications, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets, and material embodiments thereof.
7.2    Non-Disclosure and Non-Use. The receiving Party shall maintain the Confidential Information of the disclosing Party in confidence, shall not disclose such Confidential Information to any Third Party, and shall not use such Confidential Information for any purpose except as expressly permitted under the terms and conditions of this Agreement. Notwithstanding the previous sentence, the receiving Party may disclose the Confidential Information of the disclosing Party to its employees, agents, consultants, and professional, scientific, medical, and legal advisors who have a reasonable need to know such Confidential Information to carry out such Party’s obligations under this Agreement; provided that any such person to whom disclosure is made is bound by written or code of professional conduct obligations of non-disclosure and non-use no less restrictive then those set forth herein. The receiving Party shall take the same degree of care that such Party uses to protect its own confidential and proprietary information of a similar nature and importance, but in no event shall such care be less than reasonable care.
7.3    Exceptions. The obligations of non-disclosure and non-use under Section 7.2 will not apply as to particular Confidential Information of a disclosing Party to the extent that such Confidential Information: (a) is at the time of receipt, or thereafter becomes, through no fault of the receiving Party, publicly known or available; (b) is known by the receiving Party or its Affiliates at the time of receiving such information, as evidenced by written records; (c) is hereafter furnished to the receiving Party or its Affiliates by a Third Party without breach of a duty to the disclosing

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Party; or (d) is independently discovered or developed by the receiving Party or its Affiliates without use of, application of, access to, or reference to Confidential Information of the disclosing Party, as evidenced by written records.
7.4    Disclosure Required by Law. Disclosure of Confidential Information shall not be precluded if such disclosure is required under applicable laws or regulations or an order by of a Governmental Authority having competent jurisdiction; provided, however, that the receiving Party shall first have given reasonable prior written notice to the disclosing Party pursuant to Section 12.12, and shall have made a reasonable effort to obtain a protective order, or to cooperate with the disclosing Party’s efforts, as applicable, to obtain a protective order limiting the extent of such disclosure and requiring that the Confidential Information so disclosed be used only for the purposes for which such receiving Party is legally required to disclose such Confidential Information.
7.5    Remedies. The receiving Party agrees that its obligations under this Article 7 are necessary and reasonable to protect the disclosing Party’s business interests and that the unauthorized disclosure or use of Confidential Information of a disclosing Party will cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The receiving Party further acknowledges and agrees that in the event of any actual or threatened breach of this Article 7, the disclosing Party may have no adequate remedy at law and, accordingly, that the disclosing Party will have the right to seek an immediate injunction enjoining any breach or threatened breach of this Article 7, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach. It is expressly agreed that the Party to be enjoined will not seek posting of bond and will not contest the bond requirement.
7.6    Agreement Terms.    The terms and conditions of this Agreement shall be Confidential Information of the Parties, and subject to the terms of this Article 7.
7.7    Survival. All obligations of non-disclosure and non-use imposed pursuant to the terms and conditions of this Article 7 shall survive expiration or termination of this Agreement and continue in full force and effect for a period of [***] ([***]) years after the effective date of such expiration or such termination.
8.    INTELLECTUAL PROPERTY
8.1    Ownership. LICENSOR owns or otherwise controls all right, title, and interest in, to, and under the Licensed Technology. Ownership of patents and patent applications covering Improvements shall be determined in accordance with the rules of inventorship under U.S. patent law.
8.2    Filing, Prosecution and Maintenance by LICENSEE. With respect to the Licensed Patent Rights, LICENSOR shall have the right, but not an obligation:
8.2.1    to file applications for letters patent on any invention deemed patentable included in such Licensed Patent Rights; provided, however, that LICENSOR shall consult with LICENSEE regarding countries in which such patent applications should be filed and shall file

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patent applications in those countries where LICENSEE requests that LICENSOR file such applications;
8.2.2    to take all reasonable steps to prosecute all pending and new patent applications included within such Licensed Patent Rights;
8.2.3    to respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by Third Parties against the grant of letters patent for such applications; and
8.2.4    to maintain in force any letters patent included in such Licensed Patent Rights by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such letters patent were granted.
LICENSOR shall cooperate fully with, and take all necessary actions requested by, LICENSEE in connection with the preparation, prosecution and maintenance of any letters patent included in Licensed Patent Rights. LICENSOR and LICENSEE shall share equally all prosecution and maintenance expenses; provided, however, that in the event that LICENSEE funds the development of the Exhibit Batches for any Licensed Product, LICENSEE shall pay [***] percent ([***]%) of such costs incurred after the date of ANDA filing for such Licensed Product and LICENSOR shall pay [***] percent ([***]%) of such costs.
LICENSOR shall notify LICENSEE in a timely manner of any decision to not file a patent application or to abandon a pending application or an issued patent included in such Licensed Patent Rights. Thereafter, LICENSEE shall have the option, at its expense, of filing such an application, or continuing to prosecute any such pending patent application or of keeping the issued patent in force, as applicable. In the event that LICENSEE exercises such option for any such pending application or such issued patent, (a) LICENSOR shall assign to LICENSEE such pending application or such issued patent, as the case may be, and (b) LICENSEE’s payment obligations hereunder shall terminate as of the date of such assignment.
8.3    Copies of Documents. LICENSOR shall provide to LICENSEE copies of all patent applications that are a part of the Licensed Patent Rights prior to filing, for the purpose of obtaining substantive comment of LICENSEE patent counsel. LICENSOR shall also provide to LICENSEE copies of all documents relating to prosecution of all such patent applications in a timely manner and shall provide to LICENSEE every [***] ([***]) months a report detailing their status.
8.4    Notice. Each Party shall promptly provide notice to the other Party of any alleged infringement by a Third Party of any Licensed Patent Rights and, together with such notice, provide the other Party with all available evidence of such alleged infringement.
8.5    Enforcement by LICENSOR. During the term of this Agreement, LICENSOR shall have the right, but not the obligation, to institute legal action against a Third Party for infringement of any Licensed Patent Right. In the event that LICENSOR initiates legal action against infringement of the Licensed Patent Rights, LICENSOR shall notify LICENSEE in writing. Thereafter, LICENSEE shall have a right, in LICENSEE’s sole discretion and at LICENSEE’s

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expense, to join or otherwise participate or not to join or otherwise participate in such legal action with legal counsel selected by LICENSEE. Any recovery received by LICENSOR from legal action initiated pursuant to this Section 8.5, whether by judgment, award, decree or settlement, shall be used first to reimburse LICENSOR for LICENSOR’s out‑of‑pocket costs and expenses actually incurred in pursuing such legal action, and second to reimburse LICENSEE for LICENSEE’s costs and expenses actually incurred in connection with such legal action. The remainder of any recovery received by LICENSOR under this Section 8.5, after reimbursement of costs and expenses of LICENSOR and LICENSEE, shall be shared by LICENSOR and LICENSEE in proportion to each Party’s share of the Profits as set forth in Section 6.1.2.
8.6    Enforcement by LICENSEE. In the event that LICENSOR elects not to initiate legal action for infringement of any Licensed Patent Rights within [***] ([***]) days after the delivery of a notice of potential infringement to either Party in accordance with Section 8.4, LICENSEE, after not less than [***] ([***]) days prior written notice to LICENSOR, may initiate legal action for patent infringement and, to the extent necessary to initiate and maintain such legal action, join LICENSOR as a party plaintiff. LICENSEE shall have the right to compromise, litigate, settle or otherwise dispose of any such legal action; provided, however, LICENSEE shall keep LICENSOR informed of the status of any such legal action in a timely manner. LICENSEE shall bear the entire cost of such legal action, and shall be entitled to retain the entire amount of any recovery. In any such legal action, LICENSOR shall have the right, but not the obligation, at LICENSOR’s expense, to be represented by counsel of LICENSOR’s choosing.
8.7    Defense of Infringement Claims. LICENSOR will cooperate with LICENSEE in the defense of any suit, action or proceeding against LICENSEE or any sublicensee of LICENSEE alleging the infringement of the intellectual property rights of a Third Party by reason of the use of Licensed Technology in the manufacture, use, offer for sale, sale or importation of a Licensed Product. LICENSEE shall give LICENSOR prompt written notice of the commencement of any such suit, action or proceeding or claim of infringement and will furnish LICENSOR a copy of each communication relating to the alleged infringement. LICENSOR shall give to LICENSEE all authority (including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right after consultation with LICENSOR, to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding), at LICENSEE’s expense, including by providing information and assistance necessary to defend or settle any such suit, action or proceeding; provided, however, LICENSEE shall keep LICENSOR informed of the status of any such suit, action or proceeding in a timely manner.
8.8    Cooperation. In any suit or legal action to enforce and/or defend the Licensed Patent Rights, the Party not in control of such suit or legal action, at the reasonable request of the controlling Party, shall cooperate in all respects and, to the extent reasonably possible, have its employees testify when request and make available relevant records, papers, information, samples, specimens, and the like.
9.    TERM AND TERMINATION
9.1    Term. The term of this Agreement shall begin on the Effective Date and expire on the fifteenth (15th) anniversary of the First Commercial Sale.

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9.2    Termination Upon Material Breach. Upon any material breach of, or default under, Section 6.1 of this Agreement by LICENSEE, LICENSOR may terminate this Agreement by [***] ([***]) days written notice to LICENSEE. Said notice shall become effective at the end of such period unless during said period LICENSEE shall cure such defect or default.
9.3    Termination by LICENSEE. LICENSEE shall have the right to terminate this Agreement at any time upon [***] ([***]) days written notice to LICENSOR in the event that (a) within [***] ([***]) days after the Effective Date, LICENSEE makes a good faith determination that the Licensed Technology infringes U.S. Patent Number 5,214,052, (b) prior to the commercial launch of any Licensed Product, any Third Party, other than [***] or any of its successors or assigns (“[***]”) or [***] or any of its successors or assigns (“[***]”), alleges that the Licensed Technology infringes any intellectual property right owned or otherwise controlled by such Third Party, or (c) a court of competent jurisdiction renders a final judgment or determination that the Licensed Technology infringes any intellectual property right owned or otherwise controlled by any Third Party, including without limitation [***] or [***], or (d) the commercialization of any Licensed Product by LICENSEE creates a conflict with any of LICENSEE’s partners, or (e) LICENSEE makes a good faith determination that any Licensed Product is not suitable for commercial use, where “not suitable for commercial use” means, for example, that such Licensed Product is not safe, not effective, unstable, impure, fails to scale up, fails analytical validation or fails to have suitable shelf life; provided that such unsuitability is not caused by the API supplied by the LICENSEE.
9.4    Termination by LICENSOR. LICENSOR shall have the right to terminate this Agreement in accordance with Section 6.2.
9.5    Consequences of Expiration or Termination. Upon expiration of this Agreement in accordance with Section 9.1, but not early termination, the rights and licenses granted by LICENSOR to LICENSEE pursuant to Article 3 shall become fully paid-up, royalty free and irrevocable. In the event of termination of this Agreement, each Party shall promptly return, or at the other Party’s request destroy, any Confidential Information of the other Party in such Party’s possession or control at the time of termination. In the case of termination of this Agreement (a) by LICENSOR pursuant to Section 9.2 or 9.4, or (b) by LICENSEE pursuant to Section 9.3, the rights and license granted hereunder to LICENSEE shall terminate. In the case of termination of this Agreement by LICENSOR pursuant to Section 9.2 or 9.4, LICENSEE shall supply LICENSOR with API for any Licensed Product at a transfer price equal to the [***] for such API plus [***] percent ([***]%); provided that a court of competent jurisdiction has not held that the Licensed Technology infringes the intellectual property rights of any Third Party; provided further that such supply does not conflict with any contractual obligations of LICENSEE. In the event of any termination of this Agreement, (i) any sublicense granted by LICENSEE prior to the effective date of such termination shall survive such termination, and (ii) all sublicense royalties or other sublicense-related consideration that the sublicensee would have owed to LICENSEE under such sublicense shall be paid by such sublicensee to LICENSOR.
9.6    Survival. Articles 2, 4, 7, and 12 and Sections 3.3, 6.6, 8.1, 9.5, 9.6, and 11.4 shall survive expiration or termination of this Agreement, as applicable. In addition, (a) Section 11.3

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shall survive expiration, but not termination, of this Agreement, and (b) in the event that LICENSOR terminates this Agreement pursuant to Section 9.4, Section 6.2 shall survive.
10.    ASSIGNABILITY
10.1    Except as expressly provided herein, neither this Agreement nor any interest hereunder may be assigned, not any other obligation delegated, by a Party without the prior written consent of the other Party; provided, however, that either Party shall have the right to transfer or assign its rights and obligations under this Agreement, without consent, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, business reorganization, operation of law, or otherwise. Subject to the foregoing, this Agreement is binding upon and inures to the benefit of the Parties, and to their permitted successors and assigns. Any assignment not in conformance with this Article 10 shall be null, void, and of no legal effect.
11.    REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1    Representations by LICENSOR. LICENSOR represents and warrants that, as of the Effective Date:
11.1.1    LICENSOR is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
11.1.2    LICENSOR is the owner of or otherwise controls the Licensed Technology;
11.1.3    LICENSOR has the right and authority to grant the rights and license granted pursuant to the terms and conditions set forth herein;
11.1.4    The Licensed Technology is free and clear of any lien, encumbrance, security interest and restriction;
11.1.5    LICENSOR has not granted any right, license or interest in, to or under the Licensed Technology that is inconsistent with the rights and license granted herein; and
11.1.6    The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of LICENSOR.
11.2    Representations by LICENSEE. LICENSEE represents, warrants and covenants that, as of the Effective Date:
11.2.1    LICENSEE is a corporation, duly organized validly existing and in good standing under the laws of jurisdiction of its incorporation; and
11.2.2    The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of LICENSEE.
11.3    Covenants of LICENSOR. LICENSOR covenants that during the term of this Agreement and for a period of [***] ([***]) years thereafter, neither LICENSOR nor its Affiliates

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will, directly or indirectly, whether alone or in collaboration with any Third Party, conduct research, register, develop, manufacture, supply, commercialize, market or otherwise engage in activities with respect to any finished pharmaceutical product for sale in the prescription drug marketplace that contains Compound as the active ingredient, except as agreed in writing with LICENSEE.
11.4    Disclaimer of Warranties. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS ARTICLE 11, LICENSOR AND LICENSEE EACH MAKES NO, AND HEREBY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENT RIGHTS, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT OF ANY THIRD PARTY’S PROPRIETARY RIGHTS.
12.    GENERAL
12.1    Further Actions. From time to time on and after the Effective Date, each Party shall at the reasonable request of the other Party (a) deliver to the other Party such records, data, or other documents consistent with the provisions of this Agreement; (b) execute, and deliver or cause to be delivered, all assignments, consents, documents or further instruments of transfer or license; and (c) take or cause to be taken all other actions as such other Party may reasonably deem necessary or desirable, in each case in order for such Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.
12.2    No Consequential Damages. EXCEPT WITH RESPECT TO UNAUTHORIZED EXPLOITATION OF A PARTY’S INTELLECTUAL PROPERTY RIGHTS OR BREACH OF THE CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXEMPLARY, OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.
12.3    Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. A waiver by a Party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. Failure to assert any right arising from this Agreement shall not be deemed or construed to be a waiver of such right.
12.4    Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The Parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
12.5    Entire Agreement. This Agreement constitutes the entire agreement between the Parties relating to the subject matter thereof, and all prior and contemporaneous negotiations,

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representations, agreements and understandings are merged into, extinguished by, and completely expressed by it.
12.6    Amendment. No amendment of any provision of this Agreement shall be binding on a Party to this Agreement unless consented to in writing and signed by such Party. Signatures and writings in an electronic form do not constitute or create a writing signed by a Party.
12.7    Captions. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.
12.8    Governing Law. This Agreement and its effects are subject to and shall be construed and enforced in accordance with the laws of the State of New York without giving effect to any conflicts of law principle that would result in the application of the laws of any State other than the State of New York.
12.9    Arbitration.
12.9.1    The Parties agree the procedures set forth in this Section 12.9 shall be the exclusive mechanism for resolving any bona fide disputes, controversies or claims (collectively, “Disputes”) between the Parties that arise from time to time pursuant to this Agreement relating to any Party’s rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties.
12.9.2    Any and all unresolved Disputes, except as set forth in Sections 12.9.6 or 12.9.7 below, shall be exclusively and finally resolved by binding arbitration.
12.9.3    Any arbitration concerning a Dispute submitted by LICENSOR shall be conducted in San Francisco, California, unless otherwise agreed to by LICENSOR and LICENSEE in writing. Any arbitration concerning a Dispute submitted by LICENSEE shall be conducted in Reston, Virginia, unless otherwise agreed to by LICENSEE and LICENSOR in writing. Each and any arbitration shall be administered by the American Arbitration Association (“AAA”), and shall be conducted in accordance with the Commercial Arbitration Rules of the AAA (the “Rules”), as such Rules may be amended from time to time.
12.9.4    Within ten (10) days after receipt of an arbitration notice from a Party, the Parties shall attempt in good faith to agree on a single neutral arbitrator with relevant industry experience to conduct the arbitration. If the Parties do not agree on a single neutral arbitrator within ten (10) days after receipt of an arbitration notice, each Party shall select one (1) arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator with relevant industry experience to constitute a panel of three (3) arbitrators to conduct the arbitration in accordance with the Rules. In the event that only one of the Parties selects an arbitrator, then such arbitrator shall be entitled to act as the sole arbitrator to resolve the Dispute or any all unresolved issues subject to the arbitration. Each and all arbitrator(s) of the arbitration panel conducting the arbitration must and shall agree to render an opinion within twenty (20) days after the final hearing before the panel.

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12.9.5    The decision or award of the arbitrator(s) shall be final, binding and incontestable and may be used as a basis for judgment thereon in any jurisdiction. The Parties hereby expressly agree to waive the right to appeal from the decision of the arbitrator(s). Accordingly, there shall be no appeal to any court or other authority (government or private) from the decision of the arbitrator(s), and the Parties shall not dispute nor question the validity of such decision or award before any regulatory or other authority in any jurisdiction where enforcement action is taken by the Party in whose favor the decision or award is rendered, except in the case of fraud. The arbitrator(s) shall, upon the request of either Party, issue a written opinion of the findings of fact and conclusions of law and shall deliver a copy to each of the Parties. Each Party shall bear its own costs and attorneys’ fees, and the Parties shall equally bear the fees, costs, and expenses of the arbitrator(s) and the arbitration proceedings; provided, however, that the arbitrator(s) may exercise discretion to award costs, including attorneys’ fees, to the prevailing Party. Without limiting any other remedies that may be available under applicable law, the arbitrator(s) shall have no authority to award provisional remedies of any nature whatsoever, injunctive relief, or punitive, special, consequential or any other similar form of damages.
12.9.6    Notwithstanding anything herein to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.
12.9.7    Notwithstanding anything to the contrary, any and all issues regarding the scope, construction, validity and enforceability of one or more patents shall be determined in a court of competent jurisdiction under the local patent laws of the jurisdictions having issued the patent or patents in question; provided that with respect to any such issues regarding a United States patent, each Party hereby irrevocably submits to the exclusive jurisdiction of the United States Federal Court sitting in the Eastern District of Virginia, and each hereby waives the defense of any inconvenient forum for the maintenance of such action or proceeding.
12.10    Relationship of the Parties. The relationship of LICENSOR and LICENSEE established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between LICENSOR and LICENSEE. Neither Party shall have any right, power or authority to bind the other Party or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party.
12.11    Use of Names. Except as otherwise required under applicable law, and subject to Section 7.6, neither Party will use the name of the other Party in its advertising, press releases or promotional materials without the prior written consent of such other Party.
12.12    Notice. Any notice, report, communication, or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by an internationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other Party at the address shown below or at such other address as such Party gives written notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

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LICENSOR:

Exela PharmSci, Inc.
11710 Plaza America Dr., Suite 2000
Reston, Virginia 20190
Facsimile: 703-562-0850
Attention: [***]
LICENSEE: Codexis, Inc.

200 Penobscot Drive
Redwood City, California 94063
Facsimile: 650-980-5680
Attention: President
12.13    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which will for all purposes be deemed to be an original.
EXELA PHARMSCI, INC. (“LICENSOR”)
By [***]
Name [***]
Title [***]
CODEXIS, INC. (“LICENSEE”)
By [***]
Name [***]
Title [***]

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Exhibit A

Fully Burdened Manufacturing Cost
“Fully Burdened Manufacturing Cost” shall mean, [***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Licensed Patent Rights
[To be updated by the Parties as necessary after the Effective Date]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Formulation Specification

Composition comparison

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[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.